First Century Bankshares, Inc. First Century Bankshares, Inc. April 17, 2007 April 17, 2007 2007 Annual Stockholder’s Meeting 2007 Annual Stockholder’s Meeting Exhibit 99.1

Net Income Net Income $2,792 $3,055 $4,004 $4,489 $- $2,000 $4,000 $6,000 2003 2004 2005 2006 NET INCOME

Year-End Stock Price Year-End Stock Price $22.00 $24.00 $23.50 $28.00 $- $10.00 $20.00 $30.00 2003 2004 2005 2006 YEAR-END STOCK PRICE

Nonperforming assets/total assets Nonperforming assets/total assets 1.17% 0.95% 0.84% 0.81% 0.68% 0.00% 0.50% 1.00% 1.50% 2002 2003 2004 2005 2006 NONPERFORMING ASSETS/TOTAL ASSETS

$335 $314 $348 $328 $334 $280 $300 $320 $340 $360 2002 2003 2004 2005 2006 TRUST ASSETS UNDER ADMINISTRATION Trust Assets Trust Assets

2006 Comparison
2006 Comparison
Strategic Plan to Actual
Strategic Plan to Actual
$              1.05 $              1.13 Dividends
$              2.28 $              2.26 Earnings per
share
$     4,489,000 $     4,491,000 Net Income
$ 404,466,000 $ 408,283,000 Average Assets
Actual
Actual
Strategic Plan
Strategic Plan

2006 Comparison
2006 Comparison
Strategic Plan to Actual
Strategic Plan to Actual
$28.00 $27.07 Share price
12.07% 11.20% Return on
Average Equity
1.12% 1.10% Return on
Average Assets
Actual
Actual
Strategic
Strategic
Plan
Plan

Springhaven
Springhaven
Branch Update
Branch Update
2005 2006
Total Loans: $ 42,950,000 $ 51,841,270
Total Deposits: $ 12,174,000 $ 14,262,546
Three
Three
Year
Year
Anniversary
Anniversary
–
–
3/15/07
3/15/07

Beckley Branch -
Beckley Branch -
Update
Update
Temporary full service facility
until late 2007
Currently, four full time staff
members
Anticipate opening of
permanent 9,720 sq. ft., full
service facility on Harper Road
in the fourth quarter of 2007
Artist Rendering Artist Rendering
Beckley Branch –
Beckley Branch –
Temporary office opened January 17, 2006
Temporary office opened January 17, 2006
New
New
office
office
(pictured
(pictured
below)
below)
to
to
be
be
opened
opened
late
late
2007
2007

Beckley Branch -
Beckley Branch -
Update
Update
Total Loans:        $ 10,749,899
Total Deposits:   $   2,826,127
Staff:
Mike Mays, Vice President and City Executive
Bryan Hopkins, Assistant Vice President
& Mortgage Specialist
Rebecca Pritchard, Administrative Assistant, Loans
Cheryl Meadows, Customer Service Representative
One Year Anniversary –
One Year Anniversary –
1/17/07
1/17/07